Exhibit 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of NeoMagic Corporation:

(1) Registration Statement (Form S-3 Nos. 333-76410, 333-105703, 333-131026, 333-119102 and 333-133088) of NeoMagic Corporation;

(2) Registration Statement (Form S-8 Nos. 333-30843, 333-50406, 333-57217, 333-88383, 333-70222, 333-102231, 333-109023, 333-119093, 333-102231, 333-70222, 333-127439, 333-139262 and 333-145338) of NeoMagic Corporation;

of our report dated May 08, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph raising substantial doubt about the entity’s ability to continue as a going concern), with respect to the consolidated financial statements of NeoMagic Corporation, for each of the two years in the period ended January 25, 2009 included in this Annual Report (Form 10-K) for the year ended January 25, 2009.

/s/ Stonefield Josephson, Inc.

San Francisco, California
May 08, 2009